Exhibit 99(n)(i)



                       CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form N-2 of our report dated November 20, 2003, relating to the statement of assets and liabilities of The Gabelli Dividend & Income Trust as of November 18, 2003, which appear in such Registration Statement. We also consent to the reference to us under the heading "Counsel and Independent Auditors" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
New York, New York
November 24, 2003